UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

ERF Wireless, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27467 (Commission File Number)	76-0196431 (I.R.S. Employer Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas (Address of Principal Executive Offices)	77573 (Zip Code)

N/A
-------------------------------------
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

ERF Wireless, Inc.’s Chief Executive Officer, Dr. H. Dean Cubley, will present the company at an investor conference on February 26, 2009.  The materials used in connection with this meeting are attached to this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K and the information incorporated herein include “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  All statements other than statements of historical fact are “forward-looking statements” for purposes of these sections, including, without limitation, statements as to the anticipated effects of any exclusive reseller agreement or other contract on our financial operations; any predictions of earnings, revenues, expenses or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions; any statements concerning future operations, financial condition and prospects; and any statements of assumptions underlying the foregoing.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “potential,” “likely,” “continue,” or similar words, or expressions of the negative of these terms.  These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By:	/s/ Dr. H. Dean Cubley
Dr. H. Dean Cubley, Chief Executive Officer

DATE:    February 26, 2009